EXHIBIT 5.1

                          OPINION OF COOLEY GODWARD LLP



                         [Cooley Godward LLP Letterhead]

July 18, 2000

Corvas International, Inc.
3030 Science Park Road
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Corvas International, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 3,000,000 shares of the Common Stock, $.001 par value, of the Company (the "Shares"), for issuance pursuant to the Company's 2000 Equity Incentive Plan (the "Plan") and Employee Stock Purchase Plan, as amended (the "ESPP").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Plan, the ESPP, the Company's Certificate of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the ESPP, the Plan and the options granted thereunder, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:  /s/ BARBARA L. BORDEN
     ---------------------------
     Barbara L. Borden